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                                                                  Exhibit 10.7



                                LEASE CONTRACT

                                  Unprotected

                     Made and entered in at Tel Aviv on :

Between:    1. Oil and Energy Infrastructures, Ltd. Public Company 52-002729-3
            2. Fuel Products Line, Ltd., Private Company 51-023448-7

            Whose address for the purpose of this agreement is Rehov Tvuot Ha-aretz 3, Shikun Dan, Tel Aviv (Jointly and severally hereinafter called "the Lessor")

Of the First Part:

And:        Influence Medical Technologies, Ltd.
            Private Company 51-205328-1
            Rehov Abba Hillel 14, Ramat Gan
            (Hereinafter called "the Lessee")

Of the Second Part:

Whereas: The Lessor has the right of occupation and the right to be registered as the owner of the building situated in Rehov Ha-Sadnaot in Herzliya known as "Beyt Yosef Hermelin" (hereinafter called "the building") constructed on plot 92, Block 6592 (henceforth: "the plot");

And whereas: the building is in the final stages of construction

And whereas: the Lessee wishes to take on hire from the Lessor, and the Lessor agrees to lease to the Lessee approximately 1603 meters in total extent (including the Lessee's share in the public areas) , on the upper office floor of the building (level 10.89+) and two rooms approximately 62 meters in total extent (including the Lessee's share in the public areas) on the roof as depicted on the plan attached to the agreement as Annex A (hereinafter called "the plan"), (hereinafter called "the Premises") in an unencumbered lease, to which the Tenants Protection Laws [Consolidated Version] 1972 (hereinafter called "the Law") shall not apply, nor shall apply to the Premises, nor shall the Lessee become a protected tenant in accordance with the law and/or any judgment and/or any other legislation likely to confer upon him such a status, all subject to the provisions of this agreement.

Now therefore it is agreed and stipulated between the Parties as follows:

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1. Preamble

The preamble to this agreement, together with the facts and declarations contained herein constitute an integral part of the body of this agreement.

2. Non-applicability of the Tenants Protection Law

The Parties declare that they are aware that:

A. the Premises are situated in a new building which is in the course of completion, and the Lessee has been notified that he is the first tenant in the Premises.

B. The Premises are let free of any person or property .

C. No key money has been paid or shall be paid by the Lessee to the Lessor, only the rental as specified in this agreement, and that the sums to be invested by him as provided for in this agreement shall not be considered in any manner or form as key money.

D. In light of the facts and details stated above, the aforementioned Tenants Protection Law and/or other legislation likely to confer upon the Lessee the status of a protected tenant, shall not apply.

3. The Lease and Purpose

The Lessor hereby lets to the Lessee, and the Lessee hereby takes on hire from the Lessor the Premises upon the conditions prescribed in this agreement.

4. The Lessor lets the Premises to the Lessee only, and only for the purpose, designation and use as hereinafter defined in this paragraph:

A. The Premises are leased for the purpose of industrial showrooms, laboratories, offices and toilets accompanying the use thereof as required and/or permitted by virtue of law for the Lessee's business and for the purposes of the management of the offices of the Lessee, whose business is in the field of medical engineering. The Lessee shall not be permitted to use the Premises for any other purpose except for the aforementioned purposes (hereinafter called "The purpose of the lease").

B. The Lessee undertakes to maintain, operate and manage his offices on the Premises at such level and in such manner as are appropriate to the standard of the building and to the Lessor's satisfaction.

The Lessee undertakes to take heed of the instructions and directives of the Lessor and/or the management company in all matters connected with areas of the building other than the Premises and shall act in accordance with such instructions and directives as given to him.

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C. Any other use of the Premises, in whole or in part, with whatever frequency, shall be considered as a departure from and/or change in the purpose of the lease and as a fundamental breach of the agreement.

D. The Lessee declares that he is aware of the Work Implementation Program (Local Project Outline Number HR/1825, which gives authorization for the upper office floor for the building (floor 10.89+) and for additional changes in the authorized plans concerning the plot and the building, which has been approved, and that a permit for building the floor has been granted by the local committee for building and planning.

E. The Lessee undertakes to obtain and shall be solely responsible for obtaining any license or permit which may be necessary for conducting his offices on the Premises, inasmuch as they may be required.

F. The Lessee is aware and agrees that he shall not be entitled to use any part of the building other than the Premises for any purpose whatsoever except use for the purposes of access to the Premises and use for the purposes of access to garbage removal areas; the use of the roof for the installation of filter devices and air conditioning of the sterile room, as shall be approved by the installation engineer; for loading and offloading and the use of the parking which shall be available in accordance with the provisions of paragraph 16 hereunder.

G. In order to eliminate any doubt, it is hereby declared and agreed that the Lessor, other tenants, the management company or their representatives shall have the right of way and free access to the public areas and to the roof at any and for any purpose.

5. Prohibition against the transfer of rights

A. The Lessee undertakes not to hand over, nor to lease, nor to transfer, nor to assign the Premises, in whole or in part, by whatever means, or any part of it, nor to transfer, in any manner whatsoever, his rights in the Premises or any part thereof for the entire period of the lease or part thereof, nor to allow anyone other than himself to use the Premises or a part thereof in any manner whatsoever nor to entitle any other person to participate in the occupation of the Premises or in the use thereof or to derive any benefit therefrom, whether for consideration or otherwise.

The Lessee undertakes not to encumber this agreement or the rights deriving therefrom in any way whatsoever, for the benefit of any other person, entity or body whatsoever.

Notwithstanding the foregoing, the Lessee shall be permitted, with effect from 15 August 1999 and thereafter, to sublet a part of the Premises in accordance with the conditions specified in Annexes D and D-1 of this contract constituting an integral part thereof. Subletting shall not release and shall not derogate from the Lessor's obligations towards the Lessee in accordance with this contract, and any breach by the sub-lessee of any of

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the provisions of this lease shall be considered, for all intents and purposes, as a breach by the Lessee towards the Lessor.

B. Should the Lessee be a corporation, then any transfer of shares or rights in the corporation, or any change therein which may result in control of the corporation not remaining in the hands of its shareholders and/or the present shareholders, as presently comprised as at the date of signature of this agreement, then proof shall be required of the ability of the new controlling shareholders to fulfill the conditions of payment and the securities in accordance with this agreement. An absence of the aforementioned proof shall constitute a breach of this agreement by the Lessee and shall give the Lessor the right to cancel this agreement and to obtain all the reliefs to which he is entitled in accordance with this agreement or according to law by reason of the breach.

"Control" for the purposes of this paragraph means holding at least 51% of the capital in all classes of shares of the corporation as well as the right to appoint the majority of its directors.

The prohibition set forth in this sub-paragraph shall not apply as to the transfer of control to the company Medtronic, which is traded on the New York Stock Exchange in the United States, nor to the transfer of control to any company controlled by Medtronic nor to the transfer of control to any other American company is traded on the U.S. Stock Exchange and whose annual turnover is not less than one billion United States dollars.

C. Any act of commission or omission in conflict with the obligations of the Lessee as detailed in paragraphs 5 (A) and (B) above, shall be considered to be the commission of a fundamental breach of the agreement.

6. Suitability of the Premises

The Lessee declares that he has seen and examined the plot, the building and the Premises and has found them suitable and appropriate for his needs and uses within the bounds of the purpose of the lease, and hereby renounces any claim due to an absence of suitability, or any claim connected with the quality of the Premises and/or the extent of the enjoyment which he wishes to derive therefrom, subject to the aforementioned paragraph 4 (D) of this agreement.

7. Delivery of the Premises

A. The Lessor undertakes that it shall be possible, with effect from 15 May 1997, to carry out the work which is detailed in the specification Annex E attached to this agreement and which constitutes an integral part thereof. Should the Lessee apply to make alterations and/or to make any other renovations to the Premises, he undertakes to submit, in advance, for approval by the Lessor, any plans for carrying out the aforesaid alterations and/or renovations. Implementation of the alterations and/or renovations to the Premises shall require the prior written approval of

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the Lessor, and shall be effected in coordination with the Lessor and/or the management company representing it.

As to the work detailed in the specifications, Annex E of this agreement, the provisions of Annex F of this agreement, attached to this agreement as an integral part thereof, shall apply.

B. The Lessee declares that he is aware of and agrees that the Lessor shall be entitled to effect changes to the building plans, at his sole discretion, and without any need for the Lessee's approval, changes in the building plans including the construction of additions and additional floors to the building at any time, as well as after the date of delivery, to make in the building or any part thereof or in the plot any use of and/or any changes in the existing use and/or change in designation and any construction work, any changes and development, at his absolute discretion, without restriction and or need to obtain the consent of the Lessee thereto provided that the Lessee's rights, in accordance with this agreement, shall not be adversely affected.

C. The Lessee declares that he is aware that completion of the building construction, completion of the interior finishes, within the other areas of the building, and work on development of the plot, shall continue beyond the date fixed for handing over the Premises to the Lessee, and he shall have no claims and/or demands and/or action against the Lessor by reason thereof.

The Lessor undertakes to ensure that in the aforementioned construction work every effort shall be made to cause the least possible inconvenience and disturbance to the Lessee.

D. At the time of handing over possession of the Premises by the Lessor, the parties shall prepare a minute of such delivery, which shall be signed by the representatives of both parties. The Lessee shall be precluded from making any claims, of any kind, in connection with the Premises or with respect to any defects which may have been discovered therein, beyond any claim relating to those defects as specified in the minute of delivery, other than latent defects.

E. Should additional areas in the building become available to the Lessor for letting, the Lessee shall be given preference in the letting of such aforesaid areas.

Should the Lessee be interested in leasing the aforementioned areas, the parties shall conduct negotiations during a period of 30 days. Should they fail to reach agreement within the aforesaid 30 day period, the Lessor shall be entitled to let such areas to another Lessee.

8. The Lease period and Work for Adequacy of Premises

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A. (1) The Premises shall be leased to the Lessee for a period of five years commencing (subject to the aforesaid in Annex F) on 15 August 1997 and shall terminate on 14 August 2002 (hereinafter called "The Lease period").

(2) If the Lessor delays delivery of the Premises so that the Lessee is unable to operate therein for his purposes after 15 August 1997, the Lessor shall pay the Lessee compensation at the level of one month, in accordance relative to the delay:

 a delay of one day  =  1/30th of the monthly rental.

(3) In order to eliminate any doubt, a delay of up to two weeks in delivery shall not be considered as a delay for the purpose of the compensation referred to in the aforementioned sub-paragraph (2).

(4) It is emphasized that the conditions for payment of compensation as aforesaid in sub-paragraphs (2) and (3) shall be realised provided that, commencing on the date of submission of all the plans of the work required to be carried out for the adequacy of the building (15 April 1997), no changes shall have been be made by the Lessee. If changes are submitted (in accordance with paragraph 7A above) by the Lessee, not being in conflict with paragraph 5
(b) of Annex F, the Lessor shall not be obliged to pay compensation to the Lessee, for the additional time period taken as a result of the requested change. The defining of time tables with respect to the delay and to the compensation for deviation therefrom for such purpose, shall be done by Shay Arad and Rafi Regev, and their decision shall bind the parties without the right of objection.

(5) In order to eliminate any doubt, a change in the appointed time for the commencement of the period of the lease as provided for in Annex F, shall not affect the date designated for the termination of the lease, that is, 14 August 2002, and the lease shall terminate (subject to the option hereinafter set out), in any event, upon that date.

(6) The Lessee has the option to extend the lease period for an additional period of four years and eleven months, that is, commencing on 15 August 2002 and terminating on 14 June 2007, provided that he shall have given notice thereof in writing to the Lessor at least six months prior to the expiration of the original lease period. Should the option be exercised, all the provisions of this agreement shall likewise apply with respect to the extended lease period, and the extended lease period shall be regarded, for all intents and purposes, as being a part of the lease period.

B. The Lessee shall be entitled to install a "clean room" on the Premises in accordance with the plans to be submitted and to be approved in advance and in writing by the Lessor's engineer (hereinafter called " adequacy works). The Lessor's engineer shall be authorized to approve the adequacy works, in whole or in part, and to require that the Lessee make changes to such work, at his discretion.

C. Before commencement of the adequacy works, the Lessee shall submit full and detailed plans to the Lessor for carrying out the adequacy works, including specifying the

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equipment and the facilities which the Lessee intends to introduce onto the
Premises. Without derogating from the generality of the foregoing, the plans shall include architectural plans, electricity plans, air-conditioning and evaporation plans, plumbing and piping plans, plans for the ceilings, plans for the kitchen, etc., (including the indication of electrical outlets, the installation of telephones, stationing of computer communications, etc.) All the plans to be prepared by the Lessee, shall be so prepared at his expense and for his account, and the Lessee shall bear the expenses and fees of the various consultants, such as air-conditioning consultants, electricity consultants, and the contractors who execute the work.

D. The aforementioned plans shall be subject to the approval of the Lessor, as specified hereunder, upon the written approval of the plans. The Lessee undertakes to repair and/or to change the said plans in accordance with the Lessor's directives.

It is hereby recorded that no plans whatsoever shall be approved if they should harm the construction and/or the appearance of the building and its systems or cause any change therein or which may not suit the building and accepted technical specifications; or if they should be unlawful, as well as being contrary to standards, such as, for example, safety standards or fire safety standards; or if they should require changes in building permits or if should they change the outward appearance of the building; or if they should limit the activities of other tenants in the building and/or the Lessor and/or the management company.

In order to eliminate any doubt, it is hereby recorded that approval of the plans by the Lessor and the professional consultants is for the purpose of carrying out the adequacy works, and does not constitute approval of suitability for building construction standards or the licensing requirements of the local authority.

E. The Lessee undertakes to carry out the adequacy works in accordance with the plans which shall be approved by the Lessor.

F. The Lessee undertakes to carry out the adequacy works during regular work hours, to be meticulous as to the cleanliness of the Premises, the building and its environs, and the Lessee also undertakes not to cause any nuisance or damage to the Premises, to the building and/or to the other occupiers of the building and/or to the Lessor and/or to the management company and/or to any third party whatsoever.

The adequacy works shall be carried out in coordination with and in accordance with the directives of the supervisor employed on behalf of the Lessor or the management company. The Lessee shall appoint a representative on his behalf for the purpose of carrying out the work and shall notify the Lessor in writing as to the identity of such representative prior to the commencement of the adequacy works.

Rental

A. Rental shall be paid to the Lessor during the lease period as follows:

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(1) The rental shall be calculated on the basis of NIS 79, 575 per month
(hereinafter "the basic rental").

The rental is based on $15 per square metre, for an area of 62 square meters in total extent on the roof and for 1475 square metres for the upper office floor area and based on $10 per square metre for the area of 128 square meters comprising the open area on the upper office floor, indicated in Annex A by the letter A.

(2) In addition to the above rental, the Lessee shall make a payment to the Lessor for management services which the company itself has decided to carry out instead of a management company. These services, guarding, security, insurance coverage, intelligence and guarding the parking facility, shall be shared proportionately among all tenants in the building.

These payments shall be available for inspection by the Lessee, but in any event, the Lessor's decision shall be binding as regards to the above services.

(3) The basic rental payments shall be linked to the consumer price index as published by the Central Bureau of Statistics and which is based on the index for the month of November, 1996 as published on 15 December 1996, that is, 142 points (hereinafter called the basic index), which shall vary in proportion to the rate of the known rise in the index at the time any payment is made, proportionally to the basic index.

"The Consumer Price Index" and/or "The Index: - the index of prices known as "The Consumer Price Index", which includes fruits and vegetables, and which is published by the Central Bureau of Statistics and Economic Research and includes the said index even in the event of its being published by any other official body or institution, including any official index which may replace it, should it be based upon the same data, whether or not it is based upon the existing index.

Should it be replaced by another index, and should the Bureau, or the body or the institution as aforesaid, not set the relative proportion between it and the index which it replaces, or should no other index be published, the relative proportion between the other index and the replaced index shall be determined in consultation with economic experts who shall be determined by an agreement between the Lessor and the Lessee.

B. The rentals shall be paid (subject to the provisions of Annex F) for the period from the commencement of the lease and thereafter throughout the lease period, in quarterly amounts on the first day of the commencement of each quarter (January, April, July, October) as follows:

(1) As at the date of signature of the agreement, the Lessee shall pay the first three months rental.

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(2) On the first day of the month at the commencement of the next quarter following, being after commencement of the period for the payment of rental, the Lessee shall make payment of the rent due for such quarter.

(3) On the first of the month at the commencement of each quarter, with effect from the next quarter following after the quarter mentioned in sub-paragraph
(2) above - for each quarter in advance.

C. In order to eliminate any doubt, the Lessee shall be obliged to make a payment of the rental in accordance with the aforesaid sub-paragraph B above, even if the Lessee should not appear and/or refuses to appear in order to accept the Premises as at the date of delivery tendered by the Lessor, or at any later date.

D. The Lessee shall pay the Lessor the Value Added Tax. at the rate thereof at the time of effecting the payment, against receipt of a tax invoice, at the time of effecting any such payment of rental, in addition to the lease payments specified above.

E. Should there be any delay in the payment for more than five days on the part of the Lessee for any sum whatsoever which he is liable to pay to the Lessor in accordance with this agreement, the Lessee shall pay the Lessor for the payment in arrears determined as at the date upon which the payment was due by the Lessee (hereinafter called "the date of the debt"), the maximum arrears interest (hereinafter called "maximum arrears interest") whichever is the higher of either:

Interest and excessive interest, at the customary rate charged by Bank Leumi of Israel, Ltd. for excess withdrawals from regular current accounts - or - differentials linked to the index as defined in paragraph 9 (A) above, to which is added further linked interest at the rate of 0.75% per month or part thereof, on the sum in arrears to which it is linked.

The maximum arrears interest shall be calculated for the period commencing from the date of the debt until the day of actual payment. Should the delay in payment have related to an amount due by the Lessor to a third party, including the management company as defined in paragraph 12 (A) hereunder, and which the Lessee was obliged to pay to such third party, the maximum arrears interest for such period shall be calculated from the date upon which the Lessor paid the sum in arrears to such third party, until the date of reimbursement by the Lessee. Should the Lessor have made payment to such third party, including the management company, the maximum arrears interest resulting from a delay in payment by the Lessee, shall be calculated as aforesaid as a part of the amount for which the Lessee is obliged to reimburse the Lessor.

The Lessee shall pay Value Added Tax as required by law upon all payments which is payable by the Lessee to the Lessor. A tax invoice shall be submitted by the Lessor after discharge thereof.

F. The payment of interest in accordance with paragraph E above shall not detract from the Lessor's right to any other relief as set out in this agreement or as prescribed by law

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and shall not be interpreted as a waiver, on the part of the Lessor, any such other relief as aforementioned.

G. A delay of more than ten days in effecting any payment whatsoever, in whole or in part, on account of rental, from the date of a warning in writing furnished by the Lessor to the Lessee, constitutes a fundamental breach of this agreement by the Lessee.

H. It is agreed between the parties that should permission be granted to any person so designated for the division of the open area marked with the letter A in Annex A attached, used for the purpose of leasing, the rental payments and management fees shall be revised with effect from such date in accordance with the payment distribution schedule per square metre of the total extent of the main office area on that floor, and the same basic payment per square metre shall apply with respect to the office area on that floor.

I. After five years from the commencement of the lease period and should the Lessee have exercised the option to extend the lease period as mentioned in paragraph 8 A above, the parties shall conduct negotiations regarding the basis for lease payments. With respect to the remainder of the lease period, should the parties not reach agreement among them within 30 days, the negotiations shall take place with the assistance of an appraiser, on behalf of each of the parties, and should such two appraisers fail to reach agreement among themselves within 30 days, they shall appoint a third appraiser who shall decide what shall constitute the basis for rental for the period beyond the first five year period of the lease.

For as long as the rentals shall not have been determined as aforesaid, the rental as prescribed in this lease contract shall continue to apply.

10. Taxes and payments

A. The Lessee shall be liable for the payment of taxes, fees, payments and expenses connected with the Premises and the use therefor during the entire lease period, payable by the Lessee immediately upon demands, these being:

(1) The cost of installation of electric meters, electricity consumption charges according to meters measuring electricity consumption on the Premises, as well as electricity consumption charges for the heating and cooling system on the Premises.

(2) General municipal rates, water charges and signs tax to the city of Herzliya relating to the Premises, with effect from the commencement of the lease period.

(3) Charges and telephone account to the Bezeq Company for the Lessee's telephone lines, and water and gas usage charges.

(4) Payments to the management company, as shall be determined from time to time by the management company, or payments to any person and/or entity - as determined by it -

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providing maintenance services for the building until the commencement by the management company of its activities, or in the absence of a management company, with effect from the commencement of the lease period, all in accordance with the overall extent of the Premises, and in accordance with the provisions of paragraph 12 E hereunder.

The Lessee shall directly bear responsibility for all the aforesaid payments whether such payments are determined by the Lessor, to the and/or to the management company and/or to any other person, applicable any portion of the Premises, its systems and all the shared facilities of the building.

(5) Half of the costs of stamping this agreement.

(6) Any compulsory payment due and which may become due according to law by an occupier of the property as a lessee and/or with respect to the conduct of a business on the Premises and/or to the operation of a business on the Premises.

Even after expiration of the lease period, the Lessee shall be considered as the person responsible for the payments specified in the above paragraphs, if the liability for such charges arose as a consequence of use and/or consumption in the course of the lease period, and the payment and/or charge was demanded and/or received subsequent to the expiration of the lease period by the Lessor.

B. It is hereby agreed that if at the commencement of the lease period or in the course of the lease period no separate water or electricity meters have been installed on the Premises, the Lessee shall pay to the Lessor for supply pro rata to the overall amount payable by the Lessor, according to the proportionate share to be determined by the Lessor's accountant.

C. The Lessor shall be liable for the payment of taxes and compulsory payments applicable to property owners.

D. In order to eliminate any doubt, it is hereby determined that the Lessee shall be registered with the Municipality and with the Electric Company and wherever else this may be done as the occupier of the Premises and shall ensure that the charges made by the aforementioned bodies are debited directly to his name, and he shall contact Bezeq directly for the purpose of obtaining Bezeq's services, for as long as these are desired by him.

E. The Lessee undertakes to deliver to the Lessor from time to time, immediately upon his demand, all the accounts and receipts for all the payments for which he is liable, as specified in this paragraph and in this agreement.

11. Maintenance of the Premises

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A. The Lessee undertakes to maintain the Premises in good and proper condition, to refrain from causing damage or deterioration thereto or to any one of its facilities, to repair at his expense any damage that might be caused to the Premises by him and/or by his invitees and/or by his clients and/or by his employees and/or by any third party and/or by anyone on behalf of the Lessee and/or likely to use the Premises, other than for reasonable wear.

For the purpose of carrying out repairs, the Lessee shall in the first instance be required to apply to the management company (or to whomsoever is dealing with the maintenance of the building), and obtain a quotation; but should a quotation be obtained which is cheaper that that received by the management company, but at a similar level of expertise and quality of performance, or should the company refuse to carry out the repairs, the Lessee shall be entitled to make use of the services of such other parties.

B. The Lessee undertakes not to carry out and/or to permit to be carried out any internal and/or external alterations to the Premises and not to make any addition and not to demolish any part of the Premises and/or any of the facilities, without obtaining the Lessor's prior written consent. The Lessor shall be entitled, at his absolute and sole discretion, to refuse to give his consent to the aforementioned without being required to give reasons or to justify his refusal; the Lessor shall be entitled to prevent at any time the performance of any act as aforesaid which are contrary to the provisions of this agreement, and to remove and to demolish any alterations or addition which have become permanently attached to the building, and which have been carried out contrary to the provisions of this paragraph, and at the Lessee's expense. All the additions, repairs and alterations which may be carried out, whether in accordance with the provisions of the agreement or whether in breach of the agreement, shall belong to the Lessor if he so desires, without his being obliged to pay for them.

C. The Lessee undertakes to allow the Lessor and/or his representatives and/or the representative of the management company to enter the Premises, by prior arrangement with the Lessee, during regular business hours and at reasonable times, in order to inspect the condition of the Premises and also in order to carry out repairs and maintenance work on the Premises and/or on other parts of the building. Upon performance of the aforementioned work, the Lessor shall do his utmost to ensure the least possible damage and/or inconvenience to the Lessee, if indeed any such is caused.

However, it is hereby agreed that the Lessor and/or his proxy and/or the management company and/or its proxy shall be entitled to enter the Premises other than during ordinary business hours in situations of emergency or by prior arrangement with the Lessee.

During the last six months of the lease period, the Lessor shall be entitled to show the Premises to new tenants, and the Lessee undertakes to allow the Lessor to do so, during the Lessee's ordinary hours of operation.

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D. The Lessee undertakes to fulfill and carry out the provisions of any law, any regulation, order or by-law relating to the Premises or its maintenance or usage, or not to carry out, or permit to be carried out on the Premises and/or in connection therewith, any thing which might constitute a nuisance or inconvenience or cause damage or inconvenience to the Lessor or to the building or to other occupiers of the building, or to the public using it, and the Lessee shall be entirely responsible for the consequences of his breach of this obligation.

E. The Lessee undertakes to keep the Premises and its immediate environs meticulously clean and to and to equate to the Premises the same good and aesthetic appearance applicable to the standard and character of the building, and to maintain it in this condition during the entire lease period, and to conduct the business exclusively within the confines of the Premises, and not to cause [illegible]... to any person situated therein or visiting the building, and to assume responsibility towards government and municipal institutions and authorities and/or the Lessor and/or the management company for the payment of all lawful fines and/or compensation as a result of the non-fulfillment of the provisions of this paragraph.

F. The Lessee undertakes to compensate and indemnify the Lessor, immediately upon demand, for any damage or expense occasioned to the Lessor as a result of any action brought against the Lessor, whether criminal or civil, necessary for his defence again such aforesaid action, provided that such aforesaid action results from the non-fulfillment or from a breach of the Lessee's obligation in accordance with the agreement. The Lessor, for his part, undertakes to furnish the Lessee with any demand and/or claim which may be filed against him, immediately upon receipt thereof, and to enable the Lessee to defend, jointly with him, the any such aforementioned claim.

G. The Lessee shall not be entitled to erect any signs whatsoever on the Premises without the prior written approval of the Lessor and of the management company.

The signs on the building and the signs on the Premises, whether on the outside walls, or which extend beyond the area of the building, or whether they are signs situated within the Premises but which face outward, their location, shape and nature shall be solely determined by the Lessor at his absolute discretion, for the purpose of preserving the appearance and unique character of the building. The Lessor shall be entitled to require the Lessee to install the aforesaid signs at his expense and in accordance with the Lessor's directives, or to have the signs installed by the Lessor and to oblige the Lessee to bear the expenses connected with the manufacture and installation thereof.

The Lessee undertakes that insofar that such signs exceed the limitations hereinbefore set forth, or any whatsoever, shall not be erected by him on the facade of the Premises nor in the elevator lobby, including elevator lobbies on floors or on any outside wall of the Premises or any other exterior part of the building and/or the Premises.

H. It is hereby agreed that the Lessor shall not permit any advertising signs to be erected on the exterior walls of the building.

I. It is hereby agreed that the Lessor shall not permit the conduct of any restaurants in the building. The Lessor shall be entitled to permit the conduct of a snackbar in the building in order to serve the tenants of the building.

J. Any breach of paragraph A and B of this paragraph shall constitute a fundamental breach of this agreement.

12. The Management Company

A. The Lessee shall sign a management contract with the company immediately on its being requested to do so. The management contract shall be in the form attached to this agreement as Annex G, or in a similar form, covering any alterations and amendments which shall be agreed upon between the Lessor and the management company to be chosen by the company which shall provide management service.

The foregoing shall not derogate from the Lessee's obligation to make all the payments pertaining to the stipulations contained in this lease contract, as arranged and on the due dates thereof, irrespective of whether or not a management contract has been signed.

B. The Lessee undertakes to fulfill punctually all the obligations of the occupier as indicated in the management contract to be signed with the company.

Any breach of the provisions of the management contract by the Lessee shall constitute a breach by him of the provisions of this lease agreement.

C. It is hereby recorded that any breach of the management contract by the management company, for any reason whatsoever, shall not be any ground whatsoever for any claim by the Lessee against the Lessor. No claim of any kind which the Lessee may have against the management company shall be a ground for the Lessee to make a claim against the Lessor.

D. The Lessee shall not be entitled to set off due by him to the Lessor against amounts, if any, due to him in accordance with the management contract.

E. Maintenance fees and/or management fees payable by the Lessee shall be based upon the payment for 1 square metre overall multiplied by the rental area overall. The rate of maintenance fees and/or management fees for the Premises and the manner and dates on which they are to be paid shall be similar to that which is payable by the Lessor for his office area in the building, save with respect to the area indicated in Annex A (and subject to the stipulations contained in the aforementioned paragraph 9 H) on which the maintenance and/or management fees payable is the sum of $1 for each square metre overall, and subject to the right to determine a differential rate with respect to certain services, should there be justification therefor.

13. Insurance

A. Without derogating from the liability of the Lessee or whosoever lawfully acting on his behalf and/or in accordance with the stipulations contained in this contract, prior to taking possession of the Premises, and/or before the date of commencement of any work whatsoever has commenced to be carried out on the Premises by the Lessee and/or his representative, and/or on whosoever on his behalf, whichever shall be the earlier, the Lessee undertakes to arrange for and to effect "construction works insurance" at his expense and/or at the expense of others who represent him (as hereinafter specified in this paragraph) in connection with all work carried out by him and/or his representative for the operation of the Premises and/or their representative and/or on his behalf on the Premises, and for all expenditure relating to the Premises, including equipment, systems, and machines which may service the Lessee's business, and also for all repairs, improvements, alterations, and additions which shall be carried out on the Premises.

B. The construction works insurance shall be arranged so that the policyholders shall be the Lessee, his representative, contractors or sub-contractors, the Lessor and the management company, and shall continue until the work has been fully completed, together with an addition period of maintenance of 12 months. The cost of the construction works insurance shall due by the Lessor until the time of delivery, and be subject to meeting the specifications, as aforesaid in Annex E, and the aforesaid insurance shall be due by the Lessee, at the level of application of the aforesaid insurance, with effect from the date of delivery.

The construction works insurance shall include the following:

1. Section one:

All risk insurance, which covers at full value, all work which is carried out by the Lessee and all repairs, renovations, improvements, alterations and additions which may be carried out by the Lessee in the Premises. This section shall include a subrogation waiver clause with respect to all lessees and occupiers of Beyt Yosef Hermelin in Herzliyah, and whose insurance policies contain a corresponding clause regarding a subrogation waiver on the part of the tenant, resulting from any damage caused by them, provided that the aforesaid provisions concerning the waiver of the right of subrogation shall not apply with respect to any person causing damage with malicious intent.

This section shall expressly include an extension to property with respect to which work is being carried out and/or to adjacent property with a limit of liability of not less than $50,000 (fifty thousand United States dollars) per occurrence.

In order to eliminate any doubt, it is expressly indicated that this extension shall not derogate from the insurer's obligation to compensate the individual policyholders in accordance with third party liability insurance as hereinafter set forth in paragraph 2, on account of liability for damage caused to property on which work is being carried out or to adjacent property as aforesaid.

2. Section 2

Third party liability insurance concerning liability resulting from work subject to a limit of liability of not less than the sum of $500,000 (five hundred thousand American dollars) per occurrence, whereunder the insurance does not include any limitation as to liability resulting from fire, explosion, panic, lifting equipment, unloading and loading, defective sanitary installations, poisoning, harmful material in food or beverages, shaking or weakening of a support, adjacent property, property on which work is being carried out, strikes and shut-downs and also claims made by the National Insurance Institute. This section shall include a cross liability clause under which the insurance is calculated as if it had been arranged separately for each of the insureds individually. It should also be expressly noted, in order to eliminate any doubt, that the Lessor's property and/or that of the management company shall be considered as third party property as far as concerns this section.

3. Section 3

Employers' Liability Insurance as regards liability for employees carrying out work at the maximum standard liability limit customary in Israel at the time the insurance is arranged. This section shall not include any limitation as to work done at heights or depths, work hours, contractors, sub-contractors and their employees, and also with respect to juveniles, provided that they appear on the Lessee's schedule of payments

The construction work insurance shall include the express condition that it shall prevail over any insurance arranged by the Lessor and/or the management company, and that the insurers waive any demand or claim as to insurance coverage participation by the Lessor and/or the management company, and the insurance shall not be reduced or cancelled, unless the insurer shall have given not less than 30 days prior notice thereof by registered mail.

C. (1) Without the necessity for any demand or request on the part of the Lessor, and not later than the date of delivery of occupation of the Premises or with effect from the date on which any work whatsoever is commenced to be carried out on the Premises (whichever shall be the earlier), the Lessee undertakes to furnish to the Lessor a certificate confirming that the construction work insurance has been arranged in accordance with the following wording - "confirmation of cover having been issued for construction work", attached to this agreement and is marked in Annex C-1 and which has been duly signed by the insurer. The Lessee declares that he is aware that delivery of the "confirmation of cover having been issued for construction work" as aforesaid is both a suspensive condition and a condition precedent for carrying out work on the Premises and/or transfer of possession of the Premises.

2) Without derogating from the Lessee's legal liability and/or the provisions of this contract, from the time the Lessee opens his business on the Premises or from the time any goods whatsoever are introduced onto the Premises (other than goods covered by the construction work insurance in accordance with Paragraph 2 above), whichever shall be the earlier, the Lessee undertakes, for the whole lease period (including any extension of the lease period ), to arrange and to effect, at his expense, the insurance cover as specified hereunder (hereinafter called "insurance coverage for the Premises"), with a duly authorised insurance company.

D. Insurance of the contents of the Premises

Equipment servicing the Premises, in the possession of the Lessee or in his charge, which is on the Premises and/or outside the Premises within the area of the building structure, and any alterations, improvements, renovations or additions to the Premises which are carried out or may be carried out by the Lessee and/or by his representative and/or on their behalf, - as well as furniture, equipment, facilities and stock of every sort and kind, all the abovementioned at their full installed value, against loss or damage as a result of fire, smoke, lightening, explosion, earthquake, riots, strikes, willful damage, storm, windstorm, flood, water damage, impact from a vehicle, impact from an aircraft, and burglary (henceforth: "extended fire risk")

The Lessee undertakes to revise the insured values from time to time so that they always reflect the full installed value of the assets insured by him, including additions and improvements.

Notwithstanding the foregoing, it is hereby agreed that the Lessee shall be entitled to refrain from arranging for the insurance of the contents of the Premises. However, in any event, the Lessee alone shall be liable for damage to the contents of the Premises, and the Lessee hereby releases the Lessor from any liability and/or any future claim.

E. Consequential loss insurance for loss which may be caused to the Lessee and/or to his representative as a consequence of damage to the structure of the Premises and/or to the contents and/or to Beit Yosef Hermelin together with its installations, as a result of extended fire risk, in an appropriate amount of insurance cover for a reasonable period of indemnity, not being less than 12 months.

Notwithstanding the foregoing it is hereby agreed that the Lessee shall not be obliged to arrange for Consequential Loss Insurance as aforesaid. However, the exemption which is hereinafter mentioned in sub-paragraph J shall apply should such aforesaid insurance be arranged.

F. The insurance cover stipulated in the foregoing paragraphs D and E shall contain an express condition to the effect that the insurer waives any right of subrogation in relation to the Lessor, the management company and those representing them, as well as in relation to other lessees and/or occupiers of the structure whose insurance coverage contains a correspondent clause regarding waiver of subrogation in relation to Lessee, and provided that the foregoing with respect to the waiver of the right of subrogation shall have no application in favour of any person causing such damage out of malicious intent.

G. Third Party Liability Insurance for any injury or damage which might be caused to the person or property of any person and/or legal entity, and without derogating from the generality of the foregoing, this shall include injury or harm to the Lessor, to the management company, to their employees, to the other lessees and tenants of the building and to the guests of the aforesaid building, with a liability limit of not less than the sum of $500,000 (five hundred thousand United States dollars) per occurrence. This insurance shall not be subject to any restriction as to liability resulting from fire, explosion, panic; lifting, unloading and loading equipment; defective sanitary installations, poisoning, harmful substances in food or beverages, a strike or shut-down, or claims made by the National Insurance Institute.

The name of the insured party of the insurance coverage shall be extended to include the Lessor and the management company by reason of their liability for bodily injury which might occur on the Premises, which shall be subject to the cross liability clause, under which the insurance shall be calculated as if it had been arranged separately for each one of the individual policy holders.

The aforesaid provisions concerning tenants and other occupiers of Beit Yosef Hermelin, shall be subject to the remaining lessees and occupiers having exercised their rights in accordance with their policies.

H. Employers' liability insurance for the liability of the Lessee or of his representative liability towards all those employed by them and on their behalf, within the maximum standard liability limit which is customary in Israel, at the time of arranging the insurance and/or renewal thereof.

This insurance shall not include any restriction as to work at a height or a depth, work hours, contractors, sub-contractors and their employees - to the extent that they are included in the Lessee's schedule of payments, baits and poisons, and as regards the employment of juveniles. The insurance shall be extended to indemnify the Lessor and/or the management company should they be considered as employers of employees of the Lessee, or any one of them.

The Lessee's insurance shall include an express condition whereunder such conditions take precedence over any insurance arranged by the Lessor and/or the management company, and the insurer waives any claim and/or demand concerning insurance coverages of the Lessor and/or the management company. Likewise, the insurer undertakes that the policies covering the insurance of the Premises shall not be reduced nor cancelled, unless not less than 45 days prior written notice thereof is given by the insurer and sent by registered mail to the Lessor.

1) The Lessee declares that he shall not bring any claim and/or demand and/or action against the Lessor and/or the management company and/or other lessees and/or occupiers of Beyt Yosef Hermelin on account of damage against which the Lessee may be entitled to that the Lessee shall be entitled to be indemnified (or for which he would be entitled to be indemnified but for the indemnity for if it were not for the excess under his insurance policy), in accordance with the insurance policies arranged in accordance with paragraphs A to I above.

2) In the entire insurance coverage mentioned in paragraphs A to I, it shall be indicated that the term "Lessor" shall include the shareholders of the Lessor, as well as their subsidiary companies.

11. Without the necessary to make any demand on the part of the Lessor, the Lessee undertakes to provide for the Lessor, within 14 days of the date of opening the Lessee's business on the Premises, or prior to the date on which he introduces any property onto the premises (except for property covered by the work insured according to paragraphs B and C above), whichever shall be the earlier, a certificate confirming that he has arranged insurance of the Premises in accordance with the wording: "certificate of confirmation of the insurance of the Premises" attached to this agreement and marked as Insurance Annex 2C, and duly signed by the Insurer.

The Lessee declares that he is aware that the furnishing of the "certificate of confirmation of the insurance of the Premises as stipulated, is a suspensive condition and condition precedent to the commencement of the Lessee's business and/or the introduction of any property onto the Premises (except for property covered by the work insured in accordance with paragraphs B and C above), and the Lessor shall be entitled to prevent the Lessee from opening his business on the Premises and/or from introducing property as stipulated, in the event that the aforementioned certificate of confirmation shall not have been timeously provided.

12. In order to eliminate any doubt, it is recorded that non-production of confirmation of insurance certificates timeously, as stipulated in the foregoing paragraph, shall not derogate from the Lessee's obligations in accordance with this contract, as well as not derogating from the generality of all foregoing obligations to make payments due by the Lessee, and the Lessee undertakes to fulfill his obligation in accordance with this contract, even if he is prevented from carrying out work and/or obtaining occupation of the Premises and/or introducing property onto the Premises and/or opening his business on the Premises, due to the failure to furnish the certificates of confirmation certificates timeously.

13. The Lessee undertakes to fulfill the terms of the insurance policies -- for work for setting up and insuring the Premises, to pay the premiums in full and on time, and to take care to ascertain that the insurance policies of the Premises are renewed from time to time as needed, and that they be valid for the whole period of lease.

14. Immediately after the termination date of the term of insurance on the Premises, the Lessee undertakes to deposit with the Lessor a certificate that he has arranged the insurance as stipulated in paragraph 11 above - for the purpose of renewing the validity of the policies for a further year. The Lessee undertakes to deposit the certificate as to his having arranged the renewal of the insurance on the dates specified for every insurance year for the whole term of the lease.

15. The Lessor is entitled to examine the certificates of confirmation of the insurance as furnished by the Lessee as aforesaid, and the Lessee undertakes to carry out any alteration or amendment demanded in order that the certificates shall accord with the Lessee's obligations. The Lessee declares and undertakes that the Lessor's right of review over the insurance confirmation certificates and his right to order amendment of the insurance policies as stipulated above and likewise the Lessor's intervention in whatever may be connected with the arrangements by the Lessee of the various policies, does not impose on the Lessor or on his representative any obligation or responsibility in regard to the insurance confirmation certificates and in regard to insurance policies as aforesaid, their nature, scope, and validity, or in regard to the absence thereof, nor derogate from any obligation imposed on the Lessee in accordance with to this agreement.

16. The Lessee shall be entitled to take out additional/supplementary insurance policies other than those detailed in this agreement, at his discretion.

17. In addition to and without derogating from any of the provisions of this agreement, in all the stages of performance of the contract, the Lessee undertakes to fulfill all demands and instructions of the National Insurance Law and all orders, regulations and the like that may be instituted in accordance with the abovementioned law, and especially, but without derogating from the generality of the foregoing. in such a manner that all his employees and representatives, including those that may be employed casually or temporarily, shall at all times and during the whole period of this contract be entitled to all the rights under the abovementioned law.

18. Without derogating from the Lessor's liability in accordance with this contract and under any law, the Lessor himself undertakes to take out and maintain throughout the whole period of lease the following kinds of insurance coverage as detailed below (hereinafter called "insurance coverage of Beyt Yosef Hermelin"), with a duly authorized insurance company.

19. Insurance of the structure of Beyt Yosef Hermelin in Herzliyyah together with its outbuildings, explicitly without any change, improvement, renovation, or addition to the Premises that may have been made and/or shall be made by the Lessee and/or on his behalf, by way of protection against loss or damage due to fire, smoke, lightning, explosion, earthquake, disturbances, strikes, malicious damage, storm, tempest, flood, water damage, damage by vehicles (impact), damage by aircraft and break in. The insurance shall include an explicit condition whereunder the insurer renounces any right of subrogation concerning the Lessee and the licensee on his behalf for the operation of the Premises and all the workers on their behalf, provided that waiver of the right of subrogation shall not apply in favour of a person who has caused damage maliciously.

20. Third Party Liability Insurance with respect to the liability of the Lessor and the management company and the Lessee by reason of any harm or damage which may be caused to the person and/or property of any person and/or entity in the structure, within a liability limit of not less than $1,000,000 (one million US dollars). This insurance shall not be subject to any limitation as to indebtedness resulting from fire, explosion, panic, lifting equipment, loading and unloading equipment, defective sanitary installations, poisoning, any harmful substances in food or drink, strike or shutdown, as well as claims for reimbursement for the payment of damages on the part of the National Insurance Institute. The insurance shall be subject to a cross liability clause under which it shall be considered to have been arranged as if had been effected separately for each of the insureds individually. This insurance shall be extended to include the Lessee as an additional insured party for his liability for all harm and/or damage that may be caused to the person and/or property of every person and/or entity in the public areas of Beyt Yosef Hermelin (in order to eliminate any doubt, the public areas as aforesaid, do not include, inter alia, leased areas).

21. Employers Liability Insurance for the Lessor and the management company, towards their employees and/or whomever is employed in the structure, within the normal, maximum limits of liability accepted in Israel on the date of taking out the insurance policy and/or the renewal thereof. This insurance shall not include any limitation as to work at a height or a depth, working hours, contractors, sub-contractors and their employees.

22. Insurance for loss of rental and management fees at their full value, by reason of damage caused to the Premises or due to the destruction of the Premises as a result of the risks mentioned in Paragraph 11, for a 12-month period of indemnification. The insurance as aforesaid shall include an express condition whereunder the insurer waives in favour of the Lessee any right of the Lessee or any of his representatives, provided that any matter connected with waiver of the right of subrogation shall not apply in favour of a person who has maliciously caused damage.

23. 1) Upon the written request of the Lessee, the Lessor shall produce to him a certificate of confirmation from his insurers as to the insurance for Beyt Yosef Hermelin having been effected by him.

2) The Lessor declares that he shall have no claims or demands against the Lessee by reason of any damage covered in full by the insurance company.

24. The Lessor declares that he shall bring no claim and/or action against the Lessee and/or on account of damage for which the Lessor is entitled to indemnified, or for which he would have been entitled to be indemnified but for the excess specified in the policy in accordance with the insurance that was taken out, as stipulated above, and he hereby releases the Lessee from any liability for the damage as aforesaid.

25. The Lessee undertakes to pay to the Lessor a proportional share of the insurance costs for the purpose of insuring Beyt Yosef Hermelin within 30 days from the date demanded by the Lessor. The Lessee's pro rata share of the insurance costs are as follows:

1) The insurance mentioned in Paragraphs 19, 20, and 21, in accordance with the relation between the area of the Premises and the total area of Beyt Yosef Hermelin.

2) The insurance mentioned in Paragraph 22.

In accordance with the relation between the annual rental and management fees paid by the Lessee and the total annual rental and total management fees paid by all Lessees in Beyt Yosef Hermelin.

All the above shall be in accordance with insurance tariffs under the insurance policies for Beyt Yosef Hermelin which shall be available for inspection by the Lessee at the offices of the Lessor and/or the management company.

3) The maximum sum to be borne by the Lessee with respect to his pro rate share in the insurance referred to in paragraphs 1 and 2 above, shall not amount to more than NIS ------- per annum (linked to the index from the date of signature the agreement), for every square metre of the Premises, subject to the insurance rates as applicable from time to time.

26. The Lessor shall be entitled, at his absolute discretion, to extend the scope of the said coverage and/or to add coverage and/or insurance not mentioned above and in such event the insurance costs to be recovered from the Lessee, as specified in paragraph 25 above for the purpose of insurance to be arranged by the Lessor, shall be altered accordingly.

14. Liability of the Lessee and Release of the Lessor from Liability

A. The Lessee shall be liable for all damage to property and/or person on the Premises, of any kind or sort, and/or to the contents and/or the property of the Lessee and/or the building and/or its occupiers and/or to those visiting the Premises and/or to any third party and/or his employees and/or to any person who is entering or leaving the Premises, and which results from or is connected in any way with his use of the Premises and/or to any activity of the Lessee and/or to an act of commission or omission of the Lessee or of any representative of his -- other than for damage to the Premises as a result of normal wear.

The Lessor shall not bear any liability by reason of loss or damage or any monetary expenditure that may be caused in connection with the liability of the Lessee in accordance with this agreement, and the Lessee undertakes to indemnify the Lessor for any expenditure or compensation which the Lessor may demand that he pay and which results from loss or damage in the scope of liability of the Lessee in accordance with this agreement.

B. Neither the Lessor nor any for or on his behalf, shall be liable in any way for any harm or damage which may be caused to the Lessee or his property or any injury to person and/or loss and/or damage of any kind to property that may be caused to the Lessee and/or his workers and/or employees and/or his agents and/or his customers and/or his visitors and/or any other person who may be found on the Premises or on any other area occupied by the Lessee by permission of the Lessor, and the Lessee assumes total responsibility for any damage of such a nature and undertakes to compensate and indemnify the Lessor immediately upon receipt of such demand for monetary damages that the Lessor might be obliged to pay or be required to pay as a result of damage of such a nature and for any expenditure in connection with any damage as above stated, unless such damage was caused as a result of a negligent act on the part of the Lessor or his workers.

C. The Lessor and/or his workers and/or his representatives or those acting on his behalf, shall not be liable in any form for any damage of any kind which may be caused to the Lessee as a result of entry of the Lessor or his representatives upon the Premises as may be required for any of the purposes mentioned in this agreement, unless the damage was caused as a result of negligence on the part of the Lessor or his workers.

15. Vacating

A. Upon expiration of the lease period or should the lease terminate prior to the expiration of the lease period, the Lessee undertakes to deliver to the Lessor and/or his proxy, the Premises, which shall be absolutely free of any person or object, and in the same good and proper condition as when it was received, except for reasonable wear, with all the systems working in a proper and normal manner.

The Lessor shall have the right to demand from the Lessee that the alterations and/or additions permanently attaching to the Premises, all or some of them, as shall have been effected to the Premises by the Lessee in addition to the provisions of Annex E, whether with permission or without permission, shall be removed or remain as they were and shall become the property of the Lessor as the Lessor may choose, without the Lessor being obliged to pay any compensation therefor.

B. Vacating the Premises on due date and as provided for in paragraph (A) above, constitutes a fundamental condition of the agreement, and its breach constitutes a fundamental breach of the agreement.

C. Should the Lessee fail to vacate the Premises as stipulated in this agreement, at the expiration of the lease period or upon its termination prior to the period thereof by reason of the circumstances stipulated in this agreement (hereinafter called "Vacating Date"), then without derogating from any alternative and/or additional relief available to the Lessor, the Lessee shall pay the Lessor, within 7 days from the date demanded by the Lessor, for every day with effect from the due Vacation Date until the actual date of vacating, a sum consisting of double the amount of the per diem rental together with value added tax according to law, linked under the linkage provisions contained in paragraph 9, without the Lessor having to prove damage and/or loss of anticipated profits by reason of the failure of the Lessee to vacate on due date, and this sum shall be a pre-estimate by the parties at the time of signature of this agreement of the appropriate compensation determined by the parties for any delay in the vacating of the Premises on due date, in addition to rentals and other monetary obligations due by the Lessee in accordance with this agreement.

D. Payment of the estimated use charge and/or monetary damages as hereinbefore provided, shall not release the Lessee from his obligation to vacate the Premises.

E. Should this agreement is cancelled prior to the lease period as a result of a breach by the Lessee of the agreement, the Lessee shall not be entitled to the return of any such rental for any period for which he did not have the use, and he shall be obliged to pay rental until the end of the lease period subject to the deduction of rental., if any, for any period up to the expiration of the lease period by any other lessee who may have been found for the Premises following cancellation of the agreement.

The Lessor shall take such steps to find another lessee for the Premises as shall be accepted and in good faith and within the framework of his duty to mitigate his damage.

F. With effect from the 60th day prior to the Vacating Date, an inspection shall be made of the Premises by an engineer on behalf of the Lessor, who shall draw up a schedule of any repairs and work which the Lessee shall be obliged to carry out in accordance with the provisions of this agreement, including repairs to damage and deterioration and work for restoration to its prior condition. The engineer on behalf of the Lessor shall also determine the cost of the repairs.

The Lessee undertakes to carry out all repairs and work in accordance with the schedule of repairs and work drawn up by the engineer on behalf of the Lessor and to obtain confirmation from the Lessor's engineer that the repairs have been carried out to his satisfaction, no later than the Vacating Date for redelivery to the Lessor. Should the Lessee have failed to carry out the repairs, or any part thereof by the Vacating Date, the Lessor shall be entitled to carry out such repairs himself at the expense of the Lessee, and to debit the Lessee with the cost of carrying out the repairs and for all expenses involved in carrying them out, as well as rental and compensation (including the agreed compensation) due by reason of the failure to vacate the Premises on due date by reason period required to carry out such repairs, should such repairs or any part of them, are carried out by the Lessee after the Vacating Date.

In order to eliminate any doubt, the Lessee shall not be released from his obligations to effect repairs to the Premises and to maintain and to return the premises in good and proper condition as stipulated in this agreement, whether the Lessor and/or the engineer in his behalf has carried out the inspection as stipulated at the beginning of this paragraph, or whether neither one nor the other has made an inspection as aforesaid, and nothing contained in the schedule of repairs shall be construed as a waiver of the requirement to repair any defects not included in such schedule.

Without derogating from the foregoing, the Lessee shall be required to demolish the "clean room" installed by him on the Premises, together with all its installations, by no later that the Vacating Date of the Premises, and with all its systems, and this no later than the date of vacation of the Premises, and to restore the same to the condition that it was in when he obtained possession of the Premises.

Upon restoration of possession of the Premises by the Lessee to the Lessor, the parties shall prepare a minute of such redelivery which shall be signed by the representatives of both parties.

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

The Lessor shall be precluded from making any claim of any kind or sort with respect to the Premises or the failure to restore to their former condition, or with respect to defects which may be found beyond those detailed in the minute of such redelivery, other than latent flaws or defects.

Without derogating from the Lessee's obligation to carry out the repairs and work as detailed in this sub-paragraph, should the Lessee raise objections with respect to the findings of the engineer on behalf of the Lessor as to the schedule of repairs and work, such dispute shall be referred to an arbitrator who shall be nominated by the chairman of the Institute of Engineers who shall decide the matter of the division of costs between the Lessor and the Lessee with respect to the abovementioned repairs and work to be carried out by the Lessee.

G. Without derogating from any right and/or relief conferred upon the Lessor in accordance with this agreement and/or according to law, should the Lessee not vacate the Premises by the date that he is required to do so, the Lessor shall be entitled, after giving seven-days warning in advance in writing to the Lessee, to enter the Premises, to take possession of thereof, to change the locks and prevent the Lessee and those acting on his behalf from entering the Premises, and he shall be authorised to remove therefrom all goods belonging to the Lessee to such place as the Lessor may deem suitable, and all the expenses and/or payments and/or damage caused as a result of the aforementioned removal shall be due by the Lessee alone.

16. The Parking Facility

A. The Lessor undertakes to procure that the Lessor or the entity operating the Lessor's parking facility in the building at the time (hereinafter called "The Parking Facility"), shall place at the disposal of the Lessee, with effect from the date of commencement of the lease in accordance with this agreement, 30 (thirty) parking bays as demarcated on the diagram of parking bays attached to this agreement as Annex B, attached.

B. For each such parking place, the Lessee shall pay a monthly rental fee in an amount of NIS 234.90, totalling the sum of NIS 8,829 per month together with VAT as required by law. The rental for the parking bays shall be linked to the consumer price index in the same manner as the rental for the Premises, and shall be paid in the same manner and the same provisions shall apply to them for all intents and purposes.

C. 1) In order to eliminate any doubt, the Lessee shall be subject to the instructions and/or directives of the Lessor and/or the entity operating the parking facility at any time in all matters relating to arrangements for entry, parking, exit, security, operation, times of operation, and the arrangement of the parking facility.

2) The Lessor shall ensure that the Lessee's vehicles shall be able to leave the parking facility on work days even after closure, until midnight.

3) Should the Lessee request to use the parking facility beyond the hours of operation, he shall be provided with this service in return for meeting the costs involved in the provision of such a service.

17. Surety Guarantees

A. At the time of signature of this agreement, the Lessee shall deposit with Attorney Dr Yoav Ben-Dror of the offices of S. Horovitz and Associates, as trustees for the Lessor, a sum equal in new Israeli shekels to the base rental for three months, together with linkage differentials to the index as stipulated in paragraph 9 A (2) above until the date of effecting the deposit, plus VAT as security for the payment of rental and/or any debt and/or other indebtedness of the Lessee in accordance with to this agreement. At the time of effecting the seventh payment on account of rental, the Lessee shall deposit with Attorney Dr Yoav Ben-Dror and upon the same conditions, an additional sum in an amount in new Israeli shekels equal to the basic rental for three months together with linkage differentials as stipulated above in paragraph 9 A (2), until the date of effecting the additional deposit mentioned above, plus VAT, as security for the payment of rental and/or any debt and/or other indebtedness of the Lessee according to this agreement.

The above sum shall be deposited as hereinbefore provided for a period of 90 days after expiration of the lease period.

Should for any reason it no long be possible for Attorney Ben-Dror to continue to hold the deposit, then, without any further agreement, the balance of the deposit shall be transferred, in the same condition in which it had been at such time, and upon the same terms, to such other partner in the law office of
S. Horovitz and Associates as Attorney Ben-Dror shall inform the Lessor.

The monies so deposited shall be invested by the trustee only in liquid investments in accordance with instructions given to it from time to time by the Lessee. The trustee shall, at the Lessor's request, keep him informed with respect of the balance of the monies on deposit. In any event the balance shall not fall below a sum equal to the rental for six months, linked to the basic index, plus VAT.

The trustee shall be obliged to transfer to the Lessor any sum that he may require from time to time from the monies on deposit, provided that a letter from the General Manager of the Lessor is attached to such request, stating that the Lessee has breached the lease contract and that the sum required is due to the Lessor by reason of such breach.

The trustee shall be obliged to transfer the sum required by the Lessor as stipulated, no later than three business days after receipt of the request and he shall have no discretion in the matter and shall not be entitled to delay making the payment for any reason.

Attorney Ben-Dror shall confirm in writing at the time of signature of this agreement that the deposit has been furnished to him and that he shall act in regard to it in accordance with the provisions of this paragraph. The text of the aforementioned letter shall be attached as Annex H of this contract.

B. The role of the trustee in accordance with this contract shall not preclude him from representing the Lessee in any matter related to this lease contract, including the matter of the deposit, after the transfer thereof to the Lessor as hereinbefore stipulated.

18. Remedies for Violations

A. Without derogating for the remaining provisions of this paragraph and from specific remedies provided for in this contract and in addition to the foregoing, to the provisions of the Contracts Law 1970 (Remedies for Breach of a Contract) shall apply to the breach of this agreement.

B. Should the Lessor cancel the agreement on the basis of his rights as specified in this agreement, the Lessee shall not be entitled to receive payment or any compensation from the Lessor relating to his expenditure and/or on account of any payments that he may have made or paid to the Lessor and/or for damages of any kind caused or which might be caused to him as a result of vacating the Premises in accordance with this agreement, and these sums shall be forfeited by the Lessor as compensation, without prejudice to his right to demand full compensation from the Lessee for all damages, expenses, losses, and loss of profit as may have been caused to him.

C. Should the Lessee not redeliver the Premises in proper condition apart for reasonable wear and/or not repair whatever is required to be repaired on the Premises and/or fail to redeliver the Premises to the Lessor at the end of the lease period in proper condition as stipulated in the agreement and/or should any damage be caused to the Premises during the lease period which shall not have been repaired by the Lessee:

then in addition to any other right that the Lessor may have in such a case in accordance with the provisions of this agreement and/or according to any law, the Lessor shall be entitled to carry out any repairs and/or to take whatever action he may deem appropriate in his view in order to repair the damage and/or to restore same to their prior condition (that is, to the condition specified in Annex A of this agreement), at the Lessee's expense.

D. The Lessor shall be entitled to cancel this agreement and the lease rights according to the agreement, if an order of insolvency, receivership, or liquidation, is made against the Lessee or for the appointment of a liquidator, receiver, or manager or trustee in insolvency, whether temporary or permanent, or if an order is made attaching the Lessee's assets -- in whole or in part -- and the judgment or order aforesaid shall not have been set aside within 60 (sixty) days from the date of grant of the order of judgment.

E. Should this agreement have been breach by other by the breach of a fundamental breach which has not been remedied within 14 days from the receipt of a written warning with regard thereto from the Lessor which furnishes details of the alleged breach, the Lessor shall be empowered to cancel the agreement by notice in writing thereof to the Lessor in addition to any other remedy in accordance with this agreement or according to any law.

Should this agreement have been breached by the Lessee in a fundamental manner, the Lessor shall be empowered to cancel same by notice in writing, after a prior written warning in which the Lessee shall be given a further seven days within which to remedy the breach, in addition to any other remedy available to the Lessor in accordance with this agreement or according to any law.

19. An Absence or a Refraining from Taking Action -- and Changes and Additions to the Agreement

A. The absence of or refraining from the taking of any action and/or from the exercise any right and/or allowing any extension shall not be considered and shall not be interpreted as an implied waiver and/or as implied agreement and/or as a novation and/or as grounds for an impediment and/or estoppel by reason of conduct or in any another way in the reciprocal relationships between Lessor and Lessee.

B. The conditions set forth in the agreement reflect the matters agreed and stipulated between the parties. The parties shall not be bound by any promises, publications, declarations, representations, agreements, influences, and commitments, oral or written, which are not included in the agreement and which had been made, if any all, prior to signature.

C. Any alteration and/or addition to this agreement shall be made explicitly and in writing and shall be signed by the parties and in the absence thereof shall have no binding effect on the parties.

D. This agreement, together with the annexes thereto, cancels any previous agreement between the parties, and no validity shall attach to any agreement and/or representation, if at all, and which is not included in this agreement together with the annexes thereto.

20. Payment by One Party In the Other Party's Stead

Any sum paid by one party to this agreement, which in accordance with this agreement was due for payment by the other party, shall be returned to the party so paying immediately upon its demand, together with linkage to the consumer price index as defined in paragraph 9 A (2) above, the basic Index in such case being the last Index known on the day of payment by the payer, up until the date of actual reimbursement, in accordance with the Index that shall be known on the day of the actual reimbursement.

21. Transfer of Rights by the Lessor

The Lessor and/or any of the individual Lessors shall be entitled to transfer and/or encumber his rights to the Premises, wholly or in part, and/or his rights in accordance with this agreement, wholly or in part, to another person and/or to transfer and/or encumber his rights to receive payments in accordance with this agreement, and the Lessee shall cooperate in any such transfer of rights as aforesaid, and shall sign any document which in the opinion of the Lessor's attorneys is required for that purpose, provided that the rights of the Lessee in accordance with this agreement shall not be adversely affected.

22. Differences of Opinion

Differences of opinion between the parties shall be brought before the general managers of the parties who shall endeavour to resolve the matter by mutual agreement.

23. Stamping Expenses

Each party shall bear half of the expenses of stamping this agreement.

24. Annexes

All annexes to this agreement shall constitute an integral part thereof

25. Interpretation

The headings of the Paragraphs of this agreement are for the purpose of convenience only and do not constitute a part of this agreement.

26. Setoff

A. The Lessee shall not be entitled to set off rental or management fees against any sum --for any reason-- whether such sum is a liquidated amount or otherwise. Nothing herein shall be construed as derogation from the right of the Lessee to take action against the Lessor by reason thereof. This shall apply other than to setoff with respect to the Lessee's payments to the Lessor for the purpose of financing the construction as indicated in Annex 6 - Paragraph 6.

Similarly, the Lessee waives any right to a lien on the Premises or to rentals, for as long as the abovementioned right shall persist, without derogating from his right to take action against the Lessor on those same grounds.

B. The Lessor shall not entitled to set off against the compensation determined in Paragraph 4D above, to the extent that the Lessee is entitled thereto, as a result of any delay in the delivery by the Lessor of the Premises to the Lessee, any sum for any reason whatsoever, whether the sum is a liquidated amount or otherwise, without prejudice to the Lessor's right to sue the Lessee on such grounds.

27. Jurisdiction

The parties hereby agree that the courts in Tel Aviv-Jaffa have the sole jurisdictional competence in all matters resulting from this agreement.

28. Addresses and Notices

The addresses of the parties for the purposes of this agreement are as they appear at the heading of the agreement. Either party changing its address shall give notice thereof in writing as to its new address in Israel to the other party and such address shall thereafter serve from as its address for purposes of the agreement. With effect the commencement of the lease period, the address of the Lessee shall be at the Premises.

B. Any notice sent by one party to the other in accordance with the agreement shall be sent by registered mail or by facsimile, or shall be delivered by hand with a copy to the attorney of the parties, Dr Yoav Ben-Dror, of the Offices of S. Horovitz and Associates (attorneys of the Lessee) and Attorney David Shuaka of the Offices of Dan Cohen, Shpigelman, and Associates (attorneys of the Lessor), or to whomever may replace them and any such notice shall be considered to have been delivered three days after the time of handing in at the post office and/or immediately upon delivery by hand, or by facsimile in such manner as can be substantiated, as the case may be.

29. Denial of Representation by the Lessee

Nothing contained in this agreement and/or in the conduct of the parties by virtue of this agreement shall be interpreted as authorizing the Lessee to appear in the name of the Lessor or on his behalf, or as granting to the Lessee the status of representative of the Lessor in any matter, and the Lessee shall have no authority or status as aforesaid.


In witness whereof the parties have signed:

INFLUENCE MEDICAL TECHNOLOGIES, INC.                 TASHTIYOT NEFT V'ENERGIYAH
ABBA HILLEL 14, RAMAT GAN 52-22

LESSEE                                                         LESSOR

Certification of the Lessee's signature

I the undersigned, Dr Yoav Ben-Dror, Esq., of 31 Street, Tel Aviv, hereby certify that the this lease agreement has been signed by the authorised representatives of the Lessee and their signature, together with the company's seal, shall be binding on the Lessee for all intents and purposes relating to this lease agreement and lease.

Dr Yoav Ben-Dror, Esq.
S. Horovitz and Associates, Attorneys
Tel Aviv
                                                                  May 1, 1997
Attorney's signature                                              date

Certification of the Lessor's signature

I the undersigned, David Shuaka, Esq., of 105 HaHashmona'im Street, Tel Aviv, hereby certify that the authorized persons in behalf of the Lessor have signed the lease agreement and that their signature with the stamp of the company is binding on the Lessor for all purposes and matters related to this lease agreement and the leasing.

David Shuaka, Esq.
HaHashmona'im 103
Tel Aviv 67133
                                                                 May 22, 1997
Attorney's signature                                             date